EXHIBIT 10.1



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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

               LEONARD'S METAL, INC., LMI FINISHING, INC., TEMPCO
             ENGINEERING, INC., VERSAFORM CORP. AND PRECISE MACHINE
                                 PARTNERS, LLP

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

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                                NOVEMBER 29, 2004

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    Table of Contents

ARTICLE I  DEFINITIONS.........................................................1
    Section 1.1 Definitions....................................................1
    Section 1.2 Other Definitional Terms; Rules of Interpretation.............16

ARTICLE II  AMOUNT AND TERMS OF THE CREDIT FACILITY...........................16
    Section 2.1 Revolving Advances............................................16
    Section 2.2 Procedures for Requesting Advances............................17
    Section 2.3 LIBOR Rate Advances...........................................17
    Section 2.4 Increased Costs; Capital Adequacy; Funding Exceptions.........19
    Section 2.5 Letters of Credit.............................................22
    Section 2.6 Special Account...............................................22
    Section 2.7 Payment of Amounts Drawn Under Letters of Credit;
         Obligation of Reimbursement..........................................23
    Section 2.8 Obligations Absolute..........................................24
    Section 2.9 Equipment Term Advance and Real Estate Term Advance...........24
    Section 2.10 Payment of Equipment Term Note...............................25
    Section 2.11 Payment of Real Estate Term Note.............................26
    Section 2.12 Interest; Margin; Default Interest; Participations;
         Clearance Days; Usury................................................26
    Section 2.13 Fees.........................................................28
    Section 2.14 Time for Interest Payments; Payment on Non-Banking Days;
         Computation of Interest and Fees.....................................30
    Section 2.15 Lockbox; Collateral Account; Application of Payments.........31
    Section 2.16 Voluntary Prepayment; Reduction of the Maximum Line;
         Termination of the Credit Facility by the Borrower...................32
    Section 2.17 Mandatory Prepayment.........................................32
    Section 2.18 Revolving Advances to Pay Obligations........................32
    Section 2.19 Use of Proceeds..............................................32
    Section 2.20 Liability Records............................................32

ARTICLE III  SECURITY INTEREST; OCCUPANCY; SETOFF.............................33
    Section 3.1 Grant of Security Interest....................................33
    Section 3.2 Notification of Account Debtors and Other Obligors............33
    Section 3.3 Assignment of Insurance.......................................33
    Section 3.4 Occupancy.....................................................34
    Section 3.5 License.......................................................34
    Section 3.6 Financing Statement...........................................35
    Section 3.7 Setoff........................................................35
    Section 3.8 Collateral....................................................36

ARTICLE IV  CONDITIONS OF LENDING.............................................36
    Section 4.1 Conditions Precedent to the Initial Advances and Letter of
         Credit...............................................................36
    Section 4.2 Conditions Precedent to All Advances and Letters of Credit....40

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................40
    Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory
         and Equipment Locations; Federal Employer Identification Number......40
    Section 5.2 Capitalization................................................41
    Section 5.3 Authorization of Borrowing; No Conflict as to Law or
         Agreements...........................................................41
    Section 5.4 Legal Agreements..............................................41
    Section 5.5 Subsidiaries..................................................41
    Section 5.6 Financial Condition; No Adverse Change........................41
    Section 5.7 Litigation....................................................42
    Section 5.8 Regulation U..................................................42
    Section 5.9 Taxes.........................................................42
    Section 5.10 Titles and Liens.............................................42
    Section 5.11 Intellectual Property Rights.................................42
    Section 5.12 Plans........................................................43
    Section 5.13 Default......................................................44
    Section 5.14 Environmental Matters........................................44
    Section 5.15 Submissions to Lender........................................45
    Section 5.16 Financing Statements.........................................45
    Section 5.17 Rights to Payment............................................45
    Section 5.18 Financial Solvency...........................................46

ARTICLE VI  COVENANTS.........................................................46
    Section 6.1 Reporting Requirements........................................46
    Section 6.2 Financial Covenants...........................................50
    Section 6.3 Permitted Liens; Financing Statements.........................51
    Section 6.4 Indebtedness..................................................52
    Section 6.5 Guaranties....................................................52
    Section 6.6 Investments and Subsidiaries..................................53
    Section 6.7 Dividends and Distributions...................................53
    Section 6.8 Salaries......................................................53
    Section 6.9 Intentionally Omitted.........................................60
    Section 6.10 Books and Records; Inspection and Examination................60
    Section 6.11 Account Verification.........................................60
    Section 6.12 Compliance with Laws.........................................54
    Section 6.13 Payment of Taxes and Other Claims............................55
    Section 6.14 Maintenance of Properties....................................55
    Section 6.15 Insurance....................................................55
    Section 6.16 Preservation of Existence....................................56
    Section 6.17 Delivery of Instruments, etc.................................56
    Section 6.18 Sale or Transfer of Assets; Suspension of Business
         Operations...........................................................56
    Section 6.19 Consolidation and Merger; Asset Acquisitions.................56
    Section 6.20 Sale and Leaseback...........................................57
    Section 6.21 Restrictions on Nature of Business...........................57
    Section 6.22 Accounting...................................................57
    Section 6.23 Discounts, etc...............................................57
    Section 6.24 Plans........................................................57
    Section 6.25 Place of Business; Name......................................57
    Section 6.26 Constituent Documents........................................57
    Section 6.27 Performance by the Lender....................................57

ARTICLE VII  EVENTS OF DEFAULT, RIGHTS AND REMEDIES...........................57
    Section 7.1 Events of Default.............................................58
    Section 7.2 Rights and Remedies...........................................60
    Section 7.3 Certain Notices...............................................61

ARTICLE VIII  MISCELLANEOUS...................................................62
    Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws..........62
    Section 8.2 Amendments, Etc...............................................62
    Section 8.3 Addresses for Notices; Requests for Accounting................62
    Section 8.4 Intentionally Omitted.........................................63
    Section 8.5 Further Documents.............................................63
    Section 8.6 Costs and Expenses............................................63
    Section 8.7 Indemnity.....................................................63
    Section 8.8 Participants..................................................64
    Section 8.9 Execution in Counterparts; Telefacsimile Execution............64
    Section 8.10 Retention of Borrower's Records..............................65
    Section 8.11 Binding Effect; Assignment; Complete Agreement; Exchanging
         Information..........................................................65
    Section 8.12 Severability of Provisions...................................65
    Section 8.13 Headings.....................................................65
    Section 8.14 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.....66
    Section 8.15 Statement Required by MO. Rev. Stat. Section 432.047.........66


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                          CREDIT AND SECURITY AGREEMENT

                          Dated as of November 29, 2004

     LEONARD'S METAL, INC., a Missouri corporation ("Leonard's Metal"), LMI FINISHING, INC., an Oklahoma corporation ("LMI Finishing"), TEMPCO ENGINEERING, INC., a Missouri corporation ("Tempco"), VERSAFORM CORP., a California corporation ("Versaform"), and PRECISE MACHINE PARTNERS, LLP, a Texas limited liability partnership ("Precise Machine"; Leonard's Metal, LMI Finishing, Tempco, Versaform and Precise Machine are hereinafter collectively referred to as the "Borrower"; all references to Borrower in this Agreement shall mean each and all of them jointly and severally), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

          "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

          "Advance" means a Revolving Advance, an Equipment Term Advance, or a Real Estate Term Advance.

          "Affiliate" or "Affiliates" means LMI Aerospace, Inc. and any other Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. Notwithstanding anything contained herein to the contrary, the shareholders of LMI Aerospace, Inc. shall not be deemed to be an "Affiliate" or "Affiliates." For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit and Security Agreement.

          "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and
     (B) the L/C Amount.

          "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business and, if such day relates to a LIBOR Rate Advance, a day on which dealings are carried on in the London interbank eurodollar market.

          "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank National Association at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

          "Borrowing Base" means at any time the lesser of:

          (a) the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion, the sum of:

              (i)    85% of Eligible Accounts, plus

              (ii) during the Foreign Accounts Eligibility Period, the lesser of (A) 85% of Eligible Foreign Accounts or (B) $1,500,000; plus

              (iii) the lesser of (A) 34% of Eligible Inventory that consists of raw material, or (B) $2,500,000; plus

              (iv) the lesser of (A) 50% of Eligible Inventory that consists of works in progress, or (B) $4,500,000 (which amount shall be reduced by $166,700 every month for eighteen months commencing on January 1, 2005); plus

              (v) the lesser of (A) 31% of Eligible Inventory that consists of finished goods, or (B) $6,000,000.

          "Capital Expenditures" means all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

          "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet.

          "Change of Control" means the occurrence of any of the following events:

               (a) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% percent of the voting power of all classes of voting stock of the Borrower.

               (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the owners of the Borrower, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office.

          "Collateral" means all of the Borrower's Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

          "Collateral Account" means the "Lender Account" as defined in the Lockbox and Collection Account Agreement.

          "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

          "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

          "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II, as evidenced by the Revolving Note, the Equipment Term Loan Note and Real Estate Term Loan Note.

          "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

          "Director" means a director if the Borrower is a corporation, a governor if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

          "Eligible Accounts" means all unpaid Accounts arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

               (i) That portion of Accounts unpaid 90 days or more after the invoice date. Notwithstanding anything to the contrary in this section
          (i), Accounts owed to Borrower from Short Brothers shall be deemed ineligible to the extent that such Accounts are unpaid 120 days or more after the invoice date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

               (iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

               (v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

               (vi) Accounts (other than Eligible Foreign Accounts and Accounts owed by Canadian account debtors located outside of the Province of Quebec) owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

               (vii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (viii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

               (ix) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

               (x) That portion of Accounts that has been restructured, extended, amended or modified;

               (xi) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

               (xii) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% of the aggregate amount of all Eligible Accounts. Notwithstanding anything to the contrary in this section (xii), this limitation shall not apply to Accounts owed to Borrower by Gulfstream Aerospace and Boeing;

               (xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (x) above; and

               (xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

          "Eligible Foreign Accounts" means Accounts due and owing by an Account debtor located outside the United States; but excluding any Accounts having any of the following characteristics:

               (i) That portion of Accounts unpaid 90 days or more after the invoice date. Notwithstanding anything to the contrary in this section
          (i), Accounts owed to Borrower from Short Brothers shall be deemed ineligible to the extent that such Accounts are unpaid 120 days or more after the invoice date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

               (iv) That portion of Accounts for which an invoice has not been sent to the applicable account debtor;

               (v) Accounts owed by any unit of government;

               (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (vii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

               (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

               (ix) That portion of Accounts that has been restructured, extended, amended or modified;

               (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

               (xi) That portion of Accounts owed by any one Account debtor that would permit Revolving Advances supported by such Account debtor's Accounts to exceed $300,000 at any one time, except for those indicated attached hereto as Schedule A which shall have the limits stated therein. Notwithstanding anything in this section (xi) to the contrary, Lender shall have the option, which option may be exercised in Lender's sole and absolute discretion, to increase the limits stated in this (xi) for a specified Account debtor on a case by case basis;

               (xii) Accounts denominated in any currency other than United States dollars, Canadian dollars, French francs, Swiss francs, German marks, Japanese yen, United Kingdom pounds sterling or Euros;

               (xiii) Accounts with respect to which the Borrower has not instructed the Account debtor to pay the Account to the Collateral Account;

               (xiv) Accounts owed by debtors located in countries not acceptable to the Lender in its sole discretion;

               (xv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or
          (ix) above; and

               (xvi) Accounts otherwise deemed unacceptable to the Lender in its sole discretion.

          "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

               (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

               (ii) Supplies, packaging, parts or sample Inventory;

               (iii) Inventory that is raw materials and stored at AMI Metals, Inc.;

               (iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations, except for the slow moving inventory that has been taken into consideration by Lender for the initial inventory advance rate (all future identified slow moving Inventory will be deemed ineligible);

               (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

               (vi) Inventory that is perishable or live;

               (vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

               (viii) Inventory that is subject to a Lien in favor of any Person other than the Lender; and

               (ix) Inventory which is not located at Borrower's Premises at (a) 3600 Mueller Road, St. Charles, Missouri, (b) 3030 Highway 94 North, St. Charles, Missouri, (c) 2629-2635 Esthner Court, Wichita, Kansas,
          (d) 101 Coleman Blvd, Unit E, Savannah, Georgia, (e) 2104 N. 170th Street East Avenue, Tulsa, Oklahoma, (f) 1120 Main Parkway, Catoosa, Oklahoma, (g) 2215 River Hill Road, Irving, Texas, (h) 1377 Specialty Drive, Vista, California, (i) 8866 Laurel Canyon Blvd., Sun Valley, California, (j) 11011 Olinda Street, Sun Valley, California and (k) 101 Western Street, Auburn, Washington.

               (x) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

          "Eligible Real Estate" means the real estate owned by Borrower at (i) 3600 Mueller Road, St. Charles, Missouri, (ii) 2629-2635 Esthner Ct., Wichita, Kansas, and (iii) 2104 N. 170th St. E. Ave., Tulsa, Oklahoma.

          "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

          "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

          "Equipment Term Advance" has the meaning specified in Section 2.9.

          "Equipment Term Note" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor.

          "Event of Default" has the meaning specified in Section 7.1.

          "Financial Covenants" means the covenants set forth in Section 6.2.

          "Floating Rate" means (i) with respect to the Revolving Advances, an annual interest rate equal to the sum of the Base Rate plus the applicable Margin, (ii) with respect to the Equipment Term Advances, an annual interest rate equal to the sum of the Base Rate plus the applicable Margin, and (iii) with respect to the Real Estate Term Advances, an annual interest rate equal to the sum of the Base Rate plus the applicable Margin, which interest rate shall, in each case, change when and as the Base Rate changes.

          "Floating Rate Advance" means an Advance bearing interest at the Floating Rate.

          "Foreign Accounts Eligibility Period" means the period beginning on the Funding Date and ending November 15, 2007.

          "Funding Date" has the meaning given in Section 2.1.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

          "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

          "Guarantors" means LMI Aerospace, Inc. and Precise Machine Company and any other Person now or hereafter guaranteeing the Obligations.

          "Guarantor Security Agreements" means those certain Security Agreements executed by the Guarantors in favor of Lender of even date herewith.

          "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          "IRC" means the Internal Revenue Code of 1986.

          "Infringe" means when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

          "Intangible Assets" means all intangible assets as determined in accordance with GAAP and including Intellectual Property Rights, goodwill, accounts due from Affiliates, Directors, Officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or any other securities unless the same are readily marketable in the US or entitled to be used as a credit against federal income tax liabilities, non-compete agreements and any other assets designated from time to time by the Lender, in its sole discretion.

          "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

          "Interest Period" means relative to any LIBOR Rate Advance, the period beginning on (and including) the date on which such LIBOR Rate Advance is made, or continued as, or converted into, a LIBOR Rate Advance pursuant to Sections 2.2(a), 2.3(a) or 2.3(b) and shall end on (but exclude) the day which numerically corresponds to such date thirty (30), sixty (60), and ninety (90) days thereafter (or, if there is no such numerically corresponding day after the end of such Interest Period, on the last Banking Day of the month for which said Interest Period ends), as the Borrower may select in its relevant notice pursuant to Sections 2.2(a), 2.3(a) or 2.3(b); provided, however, that:

               (a) no more than four (4) different Interest Periods may be outstanding at any one time, but each Interest Period can incorporate one or more of the credit facilities made available to the Borrower by the Lender under Article II of this Agreement;

               (b) if an Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a month, in which case such Interest Period shall end on the next preceding Banking Day);

               (c) no Interest Period applicable to an Advance may end later than the Maturity Date; and

               (d) in no event shall the Borrower select Interest Periods with respect to Advances which, in the aggregate, would require payment of funding losses under Section 2.3(d) in order to make required principal payments.

          "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

          "Issuer" means the issuer of any Letter of Credit.

          "Kansas Mortgage" means the Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement dated as of even date herewith given by Leonard's Metals to Lender granting Lender a first priority lien in the real estate located at 2629-2635 Esthner Ct., Wichita, Kansas and securing the Obligations and the Notes, and all amendments, modifications, replacements and restatements thereof.

          "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

          "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

          "LIBOR Base Rate" means with respect to an Interest Period, the rate per annum equal to the rate (rounded up to the nearest one-eighth of one percent (1/8%)) determined by the Lender in accordance with Section 2.3(c) to be a rate at which United States Dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such Interest Period and maturing at the end of such Interest Period.

          "LIBOR Rate" means with respect to an Interest Period, the rate obtained by adding (a) the applicable Margin to (b) the applicable LIBOR Base Rate.

          "LIBOR Rate Advance" means any Advance which bears interest at a rate determined by reference to a LIBOR Rate.

          "Letter of Credit" has the meaning specified in Section 2.5.

          "Licensed Intellectual Property" has the meaning given in Section 5.11(c).

          "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

          "Loan Documents" means this Agreement, the Notes, the Security Documents, any L/C Application and any other related documents.

          "Lockbox" means as defined in the Lockbox and Collection Account Agreement.

          "Lockbox and Collection Account Agreement" means the Lockbox and Collection Account Agreement by and among the Borrower, Wells Fargo Bank Minnesota and the Lender, of even date herewith.

          "Margin" means an amount determined pursuant to Section 2.12(b) that is added to other amounts to determine the Floating Rate and the LIBOR Rate.

          "Material Adverse Effect" means an event in an amount of $250,000 or greater that would create any of the following:

               (i) a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower;

               (ii) a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

               (iii) a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or

     Provided, however, that this definition of Material Adverse Effect shall in no way affect or modify the obligations of Borrower to Lender under the financial covenants of this Agreement, including, but not limited to, the financial covenants contained in Section 6.2.

          "Maturity Date" means November 15, 2007.

          "Maximum Line" means $18,000,000 unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount.

          "Missouri Deed of Trust" means the Deed of Trust, Security Agreement, Assignment of Rents and Leases and Financing Statement dated as of even date herewith given by Leonard's Metals to Lender granting Lender a first priority lien in the real estate located at 3600 Mueller Road, St. Charles, Missouri and securing the Obligations and the Notes, and all amendments, modifications, replacements and restatements thereof.

          "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

          "Net Income" means after-tax net income from continuing operations as determined in accordance with GAAP.

          "Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP on a consolidated basis.

          "Note" means the Revolving Note, the Equipment Term Note or the Real Estate Term Note, and "Notes" means the Revolving Note, the Equipment Term Note and the Real Estate Term Note.

          "Obligation of Reimbursement" has the meaning given in Section 2.7(a).

          "Obligations" means each Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Credit Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

          "Officer" means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

          "Oklahoma Mortgage" means the Real Estate Mortgage with Power of Sale dated as of even date herewith given by LMI Finishing, Inc.. to Lender granting Lender a first priority lien in the real estate located at 2104 N. 170th St. E. Ave., Tulsa, Oklahoma.

          "Owned Intellectual Property" has the meaning given in Section
     5.11(a).

          "Owner" means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

          "Permitted Lien" has the meaning given in Section 6.3(a).

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

          "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including, but not limited to, the premises legally described in Exhibit E attached hereto.

          "Real Estate Term Advance" has the meaning specified in Section 2.9.

          "Real Estate Term Note" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit C hereto and any note or notes issued in substitution therefor.

          "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

          "Revolving Advances" has the meaning given in Section 2.1.

          "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

          "Security Documents" means this Agreement, the Lockbox and Collection Account Agreement, the Guarantor Security Agreements, and any other document delivered to the Lender from time to time to secure the Obligations.

          "Security Interest" has the meaning given in Section 3.1.

          "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.6.

          "Subordination Agreement" means collectively (i) that certain Subordination Agreement of even date herewith, executed by The Geary Family Trust in the favor of Lender and acknowledged by the Borrower, (ii) that certain Subordination Agreement of even date herewith, executed by Joseph Burstein and Geraldine A. Burstein, Trustees of the Joseph Burstein Revocable Trust u/t/a August 30, 1983, in the favor of Lender and acknowledged by the Borrower (iii) that certain Subordination Agreement of even date herewith, executed by Sanford S. Neuman, Trustee of the Sanford
     S. Neuman Revocable Trust u/t/a September 25, 2000, in the favor of Lender and acknowledged by the Borrower and (iv) that certain Subordination Agreement of even date herewith, executed by Ronald S. Saks in the favor of Lender and acknowledged by the Borrower, and (v) any other subordination agreement accepted by the Lender from time to time.

          "Subordinated Note" means collectively (i) the Promissory Note of LMI Aerospace, Inc., dated as of November 29, 2004, payable to the order of The Geary Family Trust in the original principal amount of $300,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefore, (ii) the Promissory Note of LMI Aerospace, Inc., dated as of November 29, 2004, payable to the order of Joseph Burstein and Geraldine A. Burstein, Trustees of the Joseph Burstein Revocable Trust u/t/a August 30, 1983 in the original principal amount of $350,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefore, (iii) the Promissory Note of LMI Aerospace, Inc., dated as of November 29, 2004, payable to the order of Sanford S. Neuman, Trustee of the Sanford S. Neuman Revocable Trust u/t/a September 25, 2000 in the original principal amount of $150,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefore, and (iv) the Promissory Note of LMI Aerospace, Inc., dated as of November 29, 2004, payable to the order of Ronald S. Saks in the original principal amount of $200,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefore.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Term Advance" has the meaning specified in Section 2.9.

          "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

          "UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.14 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

          "Wells Fargo Bank Minnesota" means Wells Fargo Bank Minnesota, National Association.

          Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.


                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY
                     ---------------------------------------

          Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section
2.16 and reborrow.

          Section 2.2 Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

          (a) Type of Advances. Each Advance shall be funded as either a Floating Rate Advance or a LIBOR Rate Advance, as the Borrower shall specify in the related notice of borrowing or notice of conversion pursuant to this Subsection (a) or Section 2.3(a), provided that during Default Periods, no LIBOR Rate Advances shall be made. Floating Rate Advances and LIBOR Rate Advances may be outstanding at the same time. Each request for a LIBOR Rate Advance shall be in an amount equal to $500,000 or a higher integral multiple of $250,000.

          (b) Time for Requests. The Borrower shall request each Advance not later than 12:00 p.m., Minneapolis, Minnesota time on the Banking Day which, in the case of a Floating Rate Advance, is the date the Advance is to be made, and in the case of a LIBOR Rate Advance, is at least three (3) Banking Days before the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender (in the form of Exhibit F), shall be by (i) an Officer of the Borrower; or (ii) a person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent, and shall specify whether the Advance shall be a Floating Rate Advance or a LIBOR Rate Advance and in the case of a LIBOR Rate Advance, shall specify the Interest Period to be applicable thereto. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

          (c) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Union Planters Bank unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

          Section 2.3 LIBOR Rate Advances.

          (a) Converting Floating Rate Advances to LIBOR Rate Advances; Procedures. So long as no Default Period exists, the Borrower may convert all or any part of any outstanding Floating Rate Advance into a LIBOR Rate Advance by giving notice to the Lender of such conversion not later than 11:00 a.m., Minneapolis, Minnesota time, on a Banking Day which is at least three (3) Banking Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender (in the form of Exhibit G), shall specify the date and amount of such conversion, the total amount of the Floating Rate Advance to be so converted and the applicable Interest Period. Each such conversion shall occur on a Banking Day, and the aggregate amount of Floating Rate Advances converted to LIBOR Rate Advances shall equal $500,000 or a higher integral multiple of $250,000.

          (b) Procedures at End of an Interest Period. Unless the Borrower requests a new LIBOR Rate Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding LIBOR Rate Advance at the expiration of an Interest Period, the Lender shall automatically and without request of the Borrower convert each LIBOR Rate Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default Period exists, the Borrower may cause all or any part of any outstanding LIBOR Rate Advance to continue to bear interest at a LIBOR Rate after the end of the then applicable Interest Period by notifying the Lender not later than 12:00 p.m., Minneapolis, Minnesota time, on a Banking Day which is at least three (3) Banking Days prior to the first day of the new Interest Period. Each such notice shall be in writing (in the form of Exhibit H) or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if the Lender so requests, shall be effective when received by the Lender, and shall specify the first day of the applicable Interest Period, the amount of the expiring LIBOR Rate Advance to be continued and the applicable Interest Period. Each new Interest Period shall begin on a Banking Day and the amount of each Advance bearing a new LIBOR Rate shall be equal to $500,000 or a higher integral multiple of $250,000.

          (c) Setting and Notice of Rates. The Lender shall determine applicable LIBOR Rate for each Interest Period between the opening of business and 12:00 Noon, Minneapolis, Minnesota time, on the second Banking Day preceding the beginning of such Interest Period, and shall notify the Borrower thereof by telephone or in writing. Each such determination of the applicable LIBOR Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Lender, upon written request of the Borrower, shall deliver to the Borrower a statement showing the computations used by the Lender in determining the applicable LIBOR Rate.

          (d) Funding Losses. The Borrower shall, upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), indemnify the Lender against any loss or expense which the Lender may have sustained or incurred (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain LIBOR Rate Advances) or which the Lender may be deemed to have sustained or incurred, as reasonably determined by the Lender, due to (i) the Borrower's failure to make when due any payment in connection with any LIBOR Rate Advances, (ii) the Borrower's failure to borrow or convert any LIBOR Rate Advances on a date specified therefor in a notice thereof or
     (iii) any payment or prepayment of any LIBOR Rate Advance on a date other than the last day of the applicable Interest Period. For this purpose, all notices under Sections 2.2(a), 2.3(a) or 2.3(b) shall be deemed to be irrevocable.

          (e) Right of Lender to Fund through Other Offices. The Lender may fulfill its agreements hereunder with respect to any LIBOR Rate Advance by causing a foreign branch or affiliate of the Lender to make such LIBOR Rate Advance; provided, that in such event the obligation of the Borrower to repay such LIBOR Rate Advance shall nevertheless be to the Lender and such LIBOR Rate Advance shall be deemed held by the Lender for the account of such branch or affiliate.

          (f) Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender may fund and maintain all or any part of its LIBOR Rate Advances in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including Subsection (d)) all determinations hereunder shall be made as if the Lender had actually funded and maintained each LIBOR Rate Advance during each Interest Period for such LIBOR Rate Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate LIBOR Rate for such Interest Period.

          Section 2.4 Increased Costs; Capital Adequacy; Funding Exceptions.

          (a) Increased Costs; Capital Adequacy. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.4:

               (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

               (ii) "Eurodollar Rule" means Regulation D of the Board of Governors of the Federal Reserve System and any law, rule, regulation, guideline, directive, requirement or request regarding (A) taxes, duties or other charges, exemptions with respect to LIBOR Rate Advances or the Lender's obligation to make LIBOR Rate Advances, and
          (B) reserves imposed by the Board of Governors of the Federal Reserve System (but excluding any reserve included in the determination of the LIBOR Rate), special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Related Lender, and any other condition affecting the Lender's making, maintaining or funding of LIBOR Rate Advances or its obligation to make LIBOR Rate Advances, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender.

               (iii) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

               (iv) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

               (v) "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules, Eurodollar Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

               (vi) "Rule Change" means any change in any Capital Adequacy Rule, Eurodollar Rule, or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules, Eurodollar Rules, or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

     The initial notice sent by the Lender shall be sent as promptly as practicable after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, such Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

          (b) Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

               (i) the Lender determines that deposits in US dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

               (ii) the Lender otherwise determines that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

               (iii) the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of funding any LIBOR Rate Advance for such Interest Period, or that the funding of LIBOR Rate Advances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially affects such LIBOR Rate Advances;

     then the Lender shall promptly notify the Borrower and (A) in the event of any occurrence described in the foregoing clauses (i) and (ii), the Borrower shall enter into good faith negotiations with the Lender in order to determine an alternate method to determine the LIBOR Rate, and during the pendency of such negotiations with the Lender, the Lender shall be under no obligation to make any new LIBOR Rate Advances and (B) in the event of any occurrence described in the foregoing clause (iii), for so long as such circumstances shall continue, the Lender shall be under no obligation to make any new LIBOR Rate Advances.

          (c) Illegality. If any Rule Change should make it or, in the good faith judgment of the Lender, shall raise a substantial question as to whether it is unlawful for the Lender to make, create, maintain or fund LIBOR Rate Advances, then (i) the Lender shall promptly notify the Borrower, (ii) the obligation of the Lender to make, maintain or convert into LIBOR Rate Advances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by a Borrower pursuant to Sections 2.2(a), 2.3(a) or 2.3(b) requesting the Lender to make, continue making or convert into LIBOR Rate Advances shall be construed as a request to make or to continue making Floating Rate Advances.

          Section 2.5 Letters of Credit.

          (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account by guaranteeing payment of the Borrower's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

               (i) $3,000,000 less the L/C Amount, or

               (ii) Availability.

     Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

          (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

          (c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

          Section 2.6 Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

          Section 2.7 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

          (a) The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

          (b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make a Revolving Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

          (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

          (d) The Borrower's obligation to pay any Revolving Advance made under this Section 2.7, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.12.

          Section 2.8 Obligations Absolute. The Borrower's obligations arising under Section 2.7 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.7, under all circumstances whatsoever, including (without limitation) the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

          (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

          (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          Section 2.9 Equipment Term Advance and Real Estate Term Advance.

          (a) The Lender agrees, subject to the terms and conditions of this Agreement, to make a single advance to the Borrower on the Funding Date (the "Equipment Term Advance") in the amount of $4,720,000. The Borrower's obligation to pay the Equipment Term Advance shall be evidenced by the Equipment Term Note and shall be secured by the Collateral as provided in
     Article III.

          (b) The Lender agrees, subject to the terms and conditions of this Agreement, to make a single advance to the Borrower on the Funding Date (the "Real Estate Term Advance") in the amount of $3,645,000. The Borrower's obligation to pay the Real Estate Term Advance shall be evidenced by the Real Estate Term Note and shall be secured by the Collateral as provided in Article III.

          (c) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Equipment Term Advance and Real Estate Term Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.2(c) unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for a Equipment Term Advance or Real Estate Term Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Equipment Term Advances or Real Estate Term Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Equipment Term Advance or Real Estate Term Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

          Section 2.10 Payment of Equipment Term Note. The outstanding principal balance of the Equipment Term Note shall be due and payable as follows:

          (a) In equal monthly installments of $98,333.33, beginning on January 1, 2005, and on the first day of each month thereafter.

          (b) During any Default Period, the Lender may obtain from time to time, at the Borrower's expense, an appraisal of the Eligible Equipment. If the aggregate outstanding principal balance of the Equipment Term Note exceeds 100% of the forced sale liquidation value of the Eligible Equipment as shown on any such appraisal, then Lender shall have the option to (i) require that Borrower pay to Lender upon demand an additional amount equal to the amount that the aggregate outstanding principal balance of the Equipment Term Note exceeds 100% of the forced sale liquidation value of the Eligible Equipment, with such payment applied to reduce the principal amount outstanding under the Equipment Term Note, or (ii) change the scheduled amortization of the Equipment Term Note accordingly, in its sole discretion.

          (c) On the Termination Date, the entire unpaid principal balance of the Equipment Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

          Section 2.11 Payment of Real Estate Term Note. The outstanding principal balance of the Equipment Term Note shall be due and payable as follows:

          (a) In equal monthly installments of $30,375.00, beginning on January 1, 2005, and on the first day of each month thereafter.

          (b) During any Default Period, the Lender may obtain from time to time, at the Borrower's expense, an appraisal of the Eligible Real Estate. If the fair market value of the Eligible Real Estate as shown on any such appraisal is less than 133% of the outstanding principal balance of the Real Estate Term Note, then Lender shall have the option to (i) require that Borrower pay to Lender upon demand an additional amount equal to the amount that the aggregate outstanding principal balance of the Real Estate Term Note exceeds 133% of the fair market value of the Eligible Real Estate, with such payment applied to reduce the principal amount outstanding under the Real Estate Term, or (ii) change the scheduled amortization of the Real Estate Term Note accordingly, in its sole discretion.

          (c) On the Termination Date, the entire unpaid principal balance of the Real Estate Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

          Section 2.12 Interest; Margins; Default Interest; Participations; Clearance Days; Usury.

          (a) Notes. Except as set forth in Subsections (d) and (g), the outstanding principal balance of the Notes shall bear interest at the Floating Rate.

          (b) Margins. The Margins through and including the first adjustment occurring as specified below shall be (i) four percent (4%) for the Equipment Term Advance if it is a Floating Rate Advance, (ii) four percent (4%) for the Real Estate Term Advance if it is a Floating Rate Advance,
     (iii) zero percent (0%) for Revolving Advances that are Floating Rate Advances, and (iv) for LIBOR Rate Advances, a percentage equal to the difference between the Base Rate and the LIBOR Base Rate on the date of the LIBOR Rate Advance, which shall be determined by Lender, plus the Margin that would have been applicable to that type of Advance if it had been a Floating Rate Advance. By way of example only, if the Prime Rate was five percent (5%), the LIBOR Base Rate was three percent (3%) and the Margin for an Equipment Term Advance that was a Floating Rate Advance was (0.5), then the margin for an Equipment Term Advance that was a LIBOR Rate Advance would be two and one-half percent (2.5%).

          If Borrower establishes a Net Income of greater than $1,300,000 for the fiscal year ending December 31, 2005, then the Margin for the Equipment Term Advance shall be reduced to one-half of one percent (0.5%) or the equivalent LIBOR Rate, as determined by Lender in accordance with this section, with such reduction in Margin effective on the first day of the first month after Lender's receipt of Borrower's audited financial statements and compliance certificate required under Section 6.1. Upon said reduction in the Margin for Equipment Term Advances, Borrower shall pay Lender a $100,000 success fee.

          If Borrower reduces the Eligible Inventory work in progress cap by $166,700 each month for a period of 12 consecutive months commencing on January 1, 2005, the Margin for the Real Estate Term Advance shall be reduced to one-half of one percent (0.5%) or the LIBOR equivalent, as determined by Lender in accordance with this section, and such reduction in Margin shall be effective as of January 1, 2006.

          Except as otherwise specifically provided to the contrary, reductions and increases in the Margins and any payments to be made by Borrower to Lender in connection with such reductions or increases in the Margins shall be made on the first day of the first month after Lender's receipt of Borrower's audited financial statements and compliance certificate required under Section 6.1. Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or compliance certificates when required under Section 6.1, the Lender may, by notice to the Borrower, increase the Margins to the highest rates set forth above until such time as the Lender has received all such financial statements and compliance certificates, and (ii) no reduction in the Margins will be made if a Default Period exists at the time that such reduction would otherwise be made.

          (c) Intentionally Omitted

          (d) Default Interest Rate. Upon notice to the Borrower from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

          (e) Clearance Days. Notwithstanding Section 2.15(b)(ii), interest at the interest rate applicable under this Section 2.12 shall accrue on the amount of all payments (even if in the form of immediately available federal funds) for one (1) day for clearance.

          (f) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.12, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.12, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (g) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

          Section 2.13 Fees.

          (a) Origination Fee. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $125,000, due and payable upon the execution of this Agreement.

          (b) Audit Fees. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $850.00 per eight hour day per auditor) together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

          (c) Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of one and three-quarters percent (1.75%), of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four and three-quarters percent (4.75%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.

          (d) Letter of Credit Administrative Fees. The Borrower shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

          (e) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (C) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.

          (f) Prepayment Fees. If the Credit Facility is prepaid for any reason, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three percent (3%) if prepayment occurs on or before the first anniversary of the Funding Date;
     (ii) two percent (2%) if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1%) if prepayment occurs after the second anniversary of the Funding Date. Notwithstanding the foregoing and provided that the Borrower is not then in Default, the Borrower may prepay the entire outstanding principal balance of the Credit Facility within fifteen
     (15) days of the Maturity Date without fee or penalty, so long as the Borrower provides Lender with written notice sixty (60) days prior to such prepayment.

          (g) Waiver of Termination and Prepayment Fees. The Borrower will not be required to pay the termination and prepayment fees otherwise due under subsections (e) and (f) if such termination or prepayment is made because of refinancing by an affiliate of the Lender.

          (h) Facility Fee. The Borrower shall pay the Lender a fully facility fee of $25,000, which fee shall be fully earned and due and payable on the Funding Date, and additional annual facility fees of $25,000, which fees shall be fully earned and due and payable on each anniversary of the execution date of this Agreement during the term of this Agreement.

          (i) Unused Line Fee. For the purposes of this Section, "Unused Line means the Maximum Line, reduced by average daily outstanding Revolving Advances and by the L/C Amount. The Borrower agrees to pay to the Lender an unused line fee at a per annum rate (computed on the actual number of days elapsed over a year of 360 days), equal to 0.375% of the Unused Line, due and payable monthly in arrears on the first day of each month and on the last day of this Agreement.

          (j) Foreign Account Eligibility Program Fees. The Borrower hereby agrees to pay the Lender, on demand, (i) an initial lump sum of $15,000, which lump sum represents one percent (1%) of the maximum amount available under the Lender's foreign account eligibility program, and (ii) additional monthly fees of $1,250 during the Foreign Accounts Eligibility Period.

          (k) Other Fees. The Lender may from time to time, upon five (5) days prior notice to the Borrower during a Default Period, charge additional fees for Revolving Advances made and Letters of Credit issued in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. The Borrower's request for a Revolving Advance or the issuance of a Letter of Credit at any time after such notice is given and such five (5) day period has elapsed shall constitute the Borrower's agreement to pay the fees described in such notice.

          Section 2.14 Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees

          (a) Time For Interest Payments. Interest accruing on Floating Rate Advances shall be due and payable in arrears on the last day of each month and on the Termination Date. Interest accruing on each LIBOR Rate Advance shall be due and payable on the last day of the applicable Interest Period.

          (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

          (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

          Section 2.15 Lockbox; Collateral Account; Application of Payments.

          (a) Lockbox and Collateral Account.

               (i) The Borrower shall instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrower receives any payments on Accounts, the Borrower shall deposit such payments into the Collateral Account. The Borrower shall also deposit all other cash proceeds of Collateral directly to the Collateral Account. Until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

               (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

          (b) Application of Payments.

               (i) The Borrower may, from time to time, in accordance with the Lockbox and Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

               (ii) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations.

          Section 2.16 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender termination, prepayment and Maximum Line reduction fees in accordance with Sections 2.13(e) and (f). Any reduction in the Maximum Line must be in an amount of not less than $1,000,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

          Section 2.17 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.17 or under Section 2.16 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

          Section 2.18 Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

          Section 2.19 Use of Proceeds. The Borrower shall use the proceeds of the Advances and each Letter of Credit for the repayment of borrowings to Union Planters Bank and for ordinary working capital purposes.

          Section 2.20 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.


                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

          Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.

          Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

          Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          Section 3.4 Occupancy.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

          Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

          Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

          Name and address of Debtor:

          Leonard's Metal, Inc.
          3600 Mueller Road
          St. Charles, Missouri 63301

          LMI Finishing, Inc.
          2104 N. 170th Street East Avenue
          Tulsa, Oklahoma 74116

          Versaform Corp.
          1377 Speciality Drive
          Vista, California 92081

          Precise Machine Partners, LLP
          2215 River Hill Road
          Irving, Texas 75061

          Tempco Engineering, Inc.
          8866 Laurel Canyon Blvd.
          Sun Valley, California 91352

          Name and address of Secured Party:

          Wells Fargo Business Credit, Inc.
          100 South Brenwood Blvd., Suite 300
          St. Louis, MO 63105

          Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

          Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.


                                   ARTICLE IV

                              CONDITIONS OF LENDING
                              ---------------------

          Section 4.1 Conditions Precedent to the Initial Advances and Letter of Credit. The Lender's obligation to make the initial Advances or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a) This Agreement, properly executed by the Borrower.

          (b) The Notes, properly executed by the Borrower.

          (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (d) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

          (e) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (f) An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory.

          (g) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (h) An environmental subsurface assessment satisfactory to Lender, in its sole discretion, prepared by a qualified environmental consultant satisfactory to Lender, in its sole discretion, regarding the Premises located at 3600 Mueller Road, St. Charles, Missouri (the "Mueller Road Premises"). The environmental subsurface assessment shall, at a minimum,
     (i) disclose any existing or potential Hazardous Substance contamination, and physical conditions that may result in such contamination, at the Mueller Road Premises, (b) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Substance contamination at the Mueller Road Premises, including the results of soil sampling tests for the underground storage tank that was located at the Mueller Road Premises and removed in 1988, (c) describe response actions appropriate to remedy any existing or potential Hazardous Substance contamination, and report the estimated cost of any such appropriate response, (d) confirm that any prior removal of Hazardous Substances from the Mueller Road Premises was completed in accordance with applicable laws. All costs and charges of such environmental subsurface assessment will be borne by Borrower.

          (i) The Lockbox and Collection Account Agreement, properly executed by the Borrower and Wells Fargo Bank Minnesota.

          (j) Control agreements, properly executed by the Borrower and each bank at which the Borrower maintains deposit accounts.

          (k) The Guarantor Security Agreements, properly executed by the Guarantors.

          (l) The Missouri Deed of Trust and Kansas Mortgage, property executed by Leonard's Metals, Inc.

          (m) The Oklahoma Mortgage, properly executed by LMI Finishing, Inc.

          (n) The Subordination Agreement, properly executed by the shareholders and/or directors of LMI Aerospace, Inc. and acknowledged by the Borrower, in form and substance acceptable to Lender in its sole discretion.

          (o) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and
     (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (p) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

          (q) A current certificate issued by (i) the Secretary of State of Missouri, certifying that Leonard's Metal is in compliance with all applicable organizational requirements of the State of Missouri, (ii) the Secretary of State of Oklahoma, certifying that LMI Finishing is in compliance with all applicable organizational requirements of the State of Oklahoma, (iii) the Secretary of State of California, certifying that Versaform is in compliance with all applicable organizational requirements of the State of California, (iv) the Secretary of State of Texas certifying that Precise Machine is in compliance with all applicable organizational requirements of the State of Texas, (v) the Secretary of State of Missouri certifying that Tempco is in compliance with all applicable organizational requirements of the State of Missouri, and (vi) the Secretary of State of Missouri certifying that LMI Aerospace, Inc. is in compliance with all applicable organizational requirements of the State of Missouri.

          (r) Evidence that Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (s) A certificate of an Officer of Borrower confirming, in his or her representative capacity, the representations and warranties set forth in
     Article V.

          (t) Intentionally Omitted.

          (u) An opinion of counsel to Borrower, addressed to the Lender.

          (v) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (w) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

          (x) Intentionally Omitted.

          (y) An opinion of counsel to Guarantor, addressed to the Lender.

          (z) Payment of the fees and commissions due under Section 2.13 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.6, including all legal expenses incurred through the date of this Agreement.

          (aa) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to prior lender, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $1,000,000.00.

          (bb) Such other documents as the Lender in its sole discretion may require.

          Section 4.2 Conditions Precedent to All Advances and Letters of Credit The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:

          (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Borrower represents and warrants to the Lender as follows:

          Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number. Leonard's Metal is a corporation, duly organized, validly existing and in good standing under the laws of the State of Missouri and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. LMI Finishing is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Versaform is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Precise Machine is a limited liability partnership, duly organized, validly existing and in good standing under the laws of the State of Texas and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Tempco is a corporation, duly organized, validly existing and in good standing under the laws of the State of Missouri and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, Borrower has done business solely under the names set forth in Schedule 5.1 and Borrower's records relating to its business or the Collateral are kept at that location. Borrower's chief executive office and principal place of business is located at the address set forth in
Schedule 5.1. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. Borrower's federal employer identification number is correctly set forth in Section 3.6.

          Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrower on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

          Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, Borrower has no Subsidiaries.

          Section 5.6 Financial Condition; No Adverse Change. Borrower has furnished to the Lender its audited consolidating and consolidated financial statements for its fiscal year ended December 31, 2003 and unaudited financial statements for the fiscal-year-to-date period ended August 31, 2004, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles, except for footnotes and year-end adjustments. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which would cause it to fail its covenants.

          Section 5.7 Litigation. Except as set forth in Schedule 5.7 hereto, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect.

          Section 5.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 5.9 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due. Notwithstanding anything in the foregoing to the contrary, the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made on its financial statements.

          Section 5.10 Titles and Liens. The Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

          Section 5.11 Intellectual Property Rights.

          (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which the Borrower is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11,
     (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

          (b) Intentionally Omitted.

          (c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on
     Schedule 5.11 and in written agreements copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

          (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

          (e) Infringement. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

          Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

          Section 5.13 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

          Section 5.14 Environmental Matters. Except as set forth on Schedule 5.14:

          (a) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

          (b) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

          (c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

          (d) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (e) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (f) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

          Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

          Section 5.16 Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

          Section 5.17 Rights to Payment. Subject to Borrower's allowance for doubtful accounts on the balance sheet most recently delivered to Lender, each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

          Section 5.18 Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, none of the Borrower or its Affiliates:

          (a) was or will be insolvent, as that term is used and defined in
     Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

          (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

          (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

          (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

          (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction


                                   ARTICLE VI

                                    COVENANTS
                                    ---------

          So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

          Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's consolidating and audited consolidated financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; and (ii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

          (b) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial position and the results of its operations; and accompanied by a certificate of the Borrower's chief financial Officer, substantially in the form of Exhibit D hereto stating
     (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

          (c) Collateral Reports. Within 15 days after the end of each month or more frequently if the Lender so requires, the Borrower will deliver to the Lender agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period.

          (d) Projections. Before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial Officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

          (e) Litigation. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $100,000.

          (f) Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

          (g) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.

          (h) Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (i) any disputes or claims by the Borrower's customers exceeding $50,000 individually or $100,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower.

          (i) Officers and Directors. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice any change in the persons constituting the Borrower's Officers and Directors.

          (j) Collateral. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

          (k) Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

          (l) Intellectual Property.

               (i) The Borrower will give the Lender 30 days prior written notice of its intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements.

               (ii) Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

               (iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to its Intellectual Property Rights.

          (m) Reports to Owners. Promptly upon their distribution, the Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

          (n) SEC Filings. Promptly after the sending or filing thereof, the Borrower will deliver to the Lender copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

          (o) Tax Returns. As soon as possible, and in any event by not later five days after they are due (after extensions, if any, for filing), copies of the state and federal tax returns and all schedules thereto.

          (p) Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition.

          (q) Other Reports. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

          Section 6.2 Financial Covenants.

          (a) Net Worth at Funding Date. The Borrower shall have a consolidated Net Worth of not less than $33,000,000 as of the Funding Date.

          (b) Minimum Allowable Year to Date Net Income. The Borrower will achieve as of fiscal quarter ending December 31, 2004, consolidated Net Income of not less than $325,000.

          (c) Minimum Year to Date Net Worth Increase. The Borrower will maintain, during each such period described below, a consolidated minimum year to date increase in Net Worth (excluding non reoccurring non-cash gains and losses and any gains and losses from the sale of locations or significant business units) in the amount set forth opposite such period:

                         Period                  Consolidated Minimum Year
                         ------                   to Date Net Worth Increase
                                                 ---------------------------

     Fiscal Quarter Ending 3/31/2005                      $325,000
     Two Fiscal Quarters Ending 6/30/2005                 $650,000
     Three Fiscal Quarters Ending 9/31/2005               $975,000
     Four Fiscal Quarters Ending 12/31/200                $1,300,000

          Commencing with the fiscal quarter ending March 31, 2006 and for each fiscal quarter thereafter, Borrower shall maintain an increase in consolidated Net Worth (excluding non reoccurring non-cash gains and losses and any gains and losses from the sale of locations or significant business units) of $1,3000,000 measured as of the last day of each fiscal quarter for the four fiscal quarters then ended.

          (d) Maximum Net Loss. Commencing with the fiscal quarter ending December 31, 2004 and for each fiscal quarter thereafter, the Borrower shall not incur a consolidated loss of Net Income of greater than $200,000 for any fiscal quarter.

          (e) Minimum Annual Net Worth Increase. Commencing with the fiscal year ending December 31, 2005 and for each fiscal year thereafter, the Borrower will achieve an increase in consolidated Net Worth (excluding non reoccurring non-cash gains and losses, and any gains and losses from the sale of locations or significant business units), determined as at the end of each fiscal year, in an amount not less than $1,300,000.

          (f) Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $3,000,000 in the aggregate during any fiscal year, with no more than $2,400,000 paid from Borrower's working capital.

          Section 6.3 Permitted Liens; Financing Statements.

          (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

               (i) in the case of any of the Borrower's property which is not Collateral or Eligible Real Estate, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

               (ii) Liens in existence on the date hereof and listed in Schedule
          6.3 hereto, securing indebtedness for borrowed money permitted under
          Section 6.4;

               (iii) the Lien on Borrower's real estate located at 3010-3030 Highway 94, St. Charles, Missouri, which secures the indebtedness evidenced by the Subordinated Note permitted under Section 6.4;

               (iv) the Security Interest and Liens created by the Security Documents;

               (v) purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

               (vi) Liens for taxes or other governmental charges not delinquent or thereafter payable without penalty or being contested as part of a permitted contest;

               (vii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law;

               (viii) Liens in connection with workers' compensation and other types of social security (excluding Liens arising under ERISA); and

               (ix) Appeal bonds, attachments, judgments and similar items for sums not exceeding $100,000 in the aggregate at any time in connection with court proceedings provided that execution of such Liens is effectively stayed.

          (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

          Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness arising hereunder;

          (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto;

          (c) indebtedness evidenced by the Subordinated Note;

          (d) indebtedness by and among the Borrowers and Guarantors; and

          (e) indebtedness relating to Permitted Liens.

          Section 6.5 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

          Section 6.6 Investments and Subsidiaries. The Borrower will not purchase or hold beneficially any stock other than stock in Subsidiaries or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:

          (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

          (b) travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $50,000;

          (c) advances in the form of progress payments, prepaid rent not exceeding two (2) months or security deposits; and

          (d) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

          Section 6.7 Dividends and Distributions. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

          Section 6.8 Intentionally Omitted.

          Section 6.9 Intentionally Omitted.

          Section 6.10 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

          Section 6.11 Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

          Section 6.12 Compliance with Laws.

          (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

          Section 6.13 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made on its financial statements.

          Section 6.14 Maintenance of Properties.

          (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.14 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

          (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

          Section 6.15 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

          Section 6.16 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

          Section 6.17 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

          Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers. Notwithstanding anything to the contrary in this Section 6.18, after obtaining the written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall be permitted to replace Equipment deemed obsolete with Equipment of equal or greater value.

          Section 6.19 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

          Section 6.20 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.21 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

          Section 6.22 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP or by the Securities Exchange Commission. The Borrower will not adopt, permit or consent to any change in its fiscal year.

          Section 6.23 Discounts, etc. After notice from the Lender, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold. The Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower. Notwithstanding the foregoing, provided that a Default Period has not occurred, Borrower shall be permitted to grant discounts, credits or allowances in the ordinary course of Borrower's business to the extent required by Borrower's contracts with customers.

          Section 6.24 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

          Section 6.25 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not change its name or jurisdiction of organization.

          Section 6.26 Constituent Documents. The Borrower will not amend its Constituent Documents to (i) change its name, (ii) merge with or into another entity, or (iii) change its form of organization.

          Section 6.27 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.13 and 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.27.


                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES
                     --------------------------------------

          Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any Obligations when they become due and payable;

          (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

          (c) A Change of Control shall occur;

          (d) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

          (e) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

          (f) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor, and in the case such petition is filed against the Borrower or any Guarantor, such petition is not be dismissed within sixty (60) days after its filing.

          (g) Intentionally Omitted

          (h) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

          (i) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $500,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

          (j) A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract. For the purposes of this Section 7.1(j), "material indebtedness" shall mean any indebtedness of the Borrower owed to any Person other than the Lender in excess of $50,000;

          (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA.

          (l) An event of default shall occur under any Security Document;

          (m) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

          (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

          (o) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his obligations under his guaranty or support agreement in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

          (p) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in the Subordination Agreement) that any Person was not entitled to receive under the provisions of the Subordination Agreement;

          (q) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur.

          Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

          (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.17 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

          (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

          Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

          Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

          Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 8.3 Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation
(iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.

          Section 8.4 Intentionally Omitted.

          Section 8.5 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

          Section 8.6 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

          Section 8.7 Indemnity. In addition to the payment of expenses pursuant to Section 8.6, the Borrower shall indemnify, defend and hold harmless the Lender (except to the extent due to Lender's gross negligence or willful misconduct), and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

               (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

               (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b); and

               (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

          Section 8.8 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

          Section 8.9 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          Section 8.10 Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

          Section 8.11 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company who have a regulatory obligation of confidentiality, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

          Section 8.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          Section 8.13 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.14 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Missouri. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Missouri in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in St. Louis County, Missouri; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          Section 8.15 Statement Required By Mo. Rev. Stat. Section 432.047. Pursuant to Mo. Rev. Stat. Section 432.047, Lender hereby gives the following notice to Borrower:

          "Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it."

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Leonard's Metal, Inc.                          LEONARD'S METAL, INC.
3600 Mueller Road
St. Charles, Missouri 63301                    By ______________________________
Telecopier:  _______________________                ____________________________
Attention: _________________________                Its ________________________


LMI Finishing,  Inc.                           LMI FINISHING, INC.
2104 N. 170th Street East Avenue
Tulsa, Oklahoma 74116                          By ______________________________
Telecopier:  _______________________                ____________________________
Attention: _________________________                Its ________________________


Versaform Corp.                                VERSAFORM CORP.
1377 Speciality Drive
Vista, California 92081                        By ______________________________
Telecopier:  _______________________                ____________________________
Attention: _________________________                Its ________________________
e-mail: ___________________________


Precise Machine Partners, LLP                  PRECISE MACHINE PARTNERS, LLP
2215 River Hill Road
Irving, Texas 75061                            By ______________________________
Telecopier:  _______________________                ____________________________
Attention: _________________________                Its ________________________


Tempco Engineering, Inc.
8866 Laurel Canyon Blvd.                       TEMPCO ENGINEERING, INC.
Sun Valley, California, 91352
Telecopier:  _______________________           By ______________________________
Attention: _________________________                ____________________________
                                                    Its ________________________


Wells Fargo Business Credit, Inc
100 South Brentwood Blvd., Suite 300           WELLS FARGO BUSINESS CREDIT, INC.
St. Louis, MO 63105
Telecopier:  _______________________           By ______________________________
Attention: _________________________              ______________________________
                                                 Its ___________________________

                   Table of Exhibits and Schedules

      Exhibit A          Form of Revolving Note

      Exhibit B          Form of Equipment Term Note

      Exhibit C          Form of Real Estate Term Note

      Exhibit D          Compliance Certificate

      Exhibit E          Premises

      Exhibit F          Form of Notice of Borrowing

      Exhibit G          Form of Notice of Conversion of Advances

      Exhibit H          Form of Notice to Continue LIBOR Rate Advances

      Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

      Schedule 5.2       Capitalization and Organizational Chart

      Schedule 5.5       Subsidiaries

      Schedule 5.11      Intellectual Property Disclosures

      Schedule 6.3       Permitted Liens

      Schedule 6.4       Permitted Indebtedness and Guaranties

M1:767740.05
2/7/02 12:45 PM

                                      Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE

$18,000,000.00                                            Minneapolis, Minnesota
                                                              November 29 , 2004

          For value received, the undersigned, LEONARD'S METAL, INC., a Missouri corporation ("Leonard's Metal"), LMI FINISHING, INC., an Oklahoma corporation ("LMI Finishing"), TEMPCO ENGINEERING, INC., a Missouri corporation ("Tempco"), VERSAFORM CORP., a California corporation ("Versaform"), and PRECISE MACHINE PARTNERS, LLP, a Texas limited liability partnership ("Precise Machine"; Leonard's Metal, LMI Finishing, Tempco, Versaform and Precise Machine are hereinafter collectively referred to as the "Borrower"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eighteen Million and 00/100 Dollars ($18,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                          LEONARD'S METAL, INC.

                                          By ___________________________________
                                          Name  ________________________________
                                          Its __________________________________



                                          LMI FINISHING, INC.

                                          By ___________________________________
                                          Name  ________________________________
                                          Its __________________________________



                                          VERSAFORM CORP.

                                          By ___________________________________
                                          Name  ________________________________
                                          Its __________________________________



                                          PRECISE MACHINE PARTNERS, LLP

                                          By ___________________________________
                                          Name  ________________________________
                                          Its __________________________________



                                          TEMPCO ENGINEERING, INC.

                                          By ___________________________________
                                          Name  ________________________________
                                          Its __________________________________

                                      Exhibit B to Credit and Security Agreement

                               EQUIPMENT TERM NOTE
$4,720,000.00                                             Minneapolis, Minnesota
                                                               November 29, 2004

          For value received, the undersigned, LEONARD'S METAL, INC., a Missouri corporation ("Leonard's Metal"), LMI FINISHING, INC., an Oklahoma corporation ("LMI Finishing"), TEMPCO ENGINEERING, INC., a Missouri corporation ("Tempco"), VERSAFORM CORP., a California corporation ("Versaform"), and PRECISE MACHINE PARTNERS, LLP, a Texas limited liability partnership ("Precise Machine"; Leonard's Metal, LMI Finishing, Tempco, Versaform and Precise Machine are hereinafter collectively referred to as the "Borrower"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Seven Hundred Twenty Thousand and 00/100 Dollars ($4,720,000.00) or, if less, the aggregate unpaid principal amount of all Term Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement.

          This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                           LEONARD'S METAL, INC.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           LMI FINISHING, INC.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           VERSAFORM CORP.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           PRECISE MACHINE PARTNERS, LLP

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           TEMPCO ENGINEERING, INC.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________

                                      Exhibit C to Credit and Security Agreement

                              REAL ESTATE TERM NOTE
$3,645,000.00                                             Minneapolis, Minnesota
                                                               November 29, 2004

          For value received, the undersigned, LEONARD'S METAL, INC., a Missouri corporation ("Leonard's Metal"), LMI FINISHING, INC., an Oklahoma corporation ("LMI Finishing"), TEMPCO ENGINEERING, INC., a Missouri corporation ("Tempco"), VERSAFORM CORP., a California corporation ("Versaform"), and PRECISE MACHINE PARTNERS, LLP, a Texas limited liability partnership ("Precise Machine"; Leonard's Metal, LMI Finishing, Tempco, Versaform and Precise Machine are hereinafter collectively referred to as the "Borrower"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Six Hundred Forty-five Thousand and 00/100 Dollars ($3,645,000.00) or, if less, the aggregate unpaid principal amount of all Term Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement.

          This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                           LEONARD'S METAL INC.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           LMI FINISHING, INC.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           VERSAFORM CORP.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           PRECISE MACHINE PARTNERS, LLP

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________



                                           TEMPCO ENGINEERING, INC.

                                           By __________________________________
                                           Name  _______________________________
                                           Its _________________________________

                                      Exhibit D to Credit and Security Agreement

                             Compliance Certificate
                             ----------------------

To:       _________________________________
          Wells Fargo Business Credit, Inc.

Date:     __________________, 200___

Subject:  ___________________

          Financial Statements

          In accordance with our Credit and Security Agreement dated as of _____________ (the "Credit Agreement"), attached are the financial statements of
___________________ (the "Borrower") as of and for ________________, 20___ (the
"Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

          I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

          Events of Default. (Check one):
          -----------------

     |_| The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

     |_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to
          Section 2.12(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

          Financial Covenants. I further hereby certify as follows:
          -------------------

          1. Minimum Allowable Year to Date Net Income. Pursuant to Section 6.2(b) of the Credit Agreement, as of December 31, 2004, the Borrower's Net Income on a year-to-date basis was _____________ which |_| satisfies |_| does not satisfy the requirement that such year-to-date Net Income be no less than $325,000 on December 31, 2004.

          2. Minimum Year to Date Net Worth Increase. Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrower's increase in consolidated Net Worth for the fiscal quarter ending _______________, was ___________________ which |_| satisfies |_| does not satisfy the requirement that such quarterly increase in consolidated Net Worth be no less than $___________ for such fiscal quarter.

          [or __2. Minimum Year to Date Net Worth Increase. Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrower's increase in consolidated Net Worth measured as of the last day of the fiscal quarter ending __________ for the four fiscal quarters then ended was ___________________ which |_| satisfies |_| does not satisfy the requirement that such increase in consolidated Net Worth be no less than $1,300,000 for such four fiscal quarters then ended__]

          3. Maximum Net Loss. Pursuant to Section 6.2(d) of the Credit Agreement, as of the Reporting Date, the Borrower's Net Income for the fiscal quarter ending _____________ was ______________ which |_| satisfies |_| does not satisfy the requirement that Borrower shall not incur a consolidated loss of Net Income greater than $200,000 for such fiscal quarter.

          4. Minimum Annual Net Worth Increase. Pursuant to Section 6.2(e) of the Credit Agreement, as of the Reporting Date, the Borrower's increase in consolidated Net Worth for the fiscal year ending ___________ was _________________ which |_| satisfies |_| does not satisfy the requirement that such increase in Net Worth be no less than $1,300,000 during such period.

          5. Capital Expenditures. Pursuant to Section 6.2(f) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____________ year ended ______________, 200___, for Capital Expenditures, $__________________
     in the aggregate, with $_____________ being paid from Borrower's working capital, which |_| satisfies |_| does not satisfy the requirement that such expenditures not exceed $3,000,000 in the aggregate and $2,400,000 from Borrower's working capital during such year.

          6. Salaries. As of the Reporting Date, the Borrower |_| is |_| is not in compliance with Section 6.8 of the Credit Agreement concerning salaries.

          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.


                                          _______________________________


                                          By ____________________________
                                             Its Chief Financial Officer

                                      Exhibit E to Credit and Security Agreement

                                    Premises

          The Premises referred to in the Credit and Security Agreement are legally described as follows:

1.   Property located at 3600 Mueller Road, St. Charles, Missouri

Parcel No. 1:

A tract of land being parts of U.S. Surveys 189, 190 and 191 of the St. Charles Common Fields, Township 47 North, Range 5 East, St. Charles County, Missouri and being more particularly described as follows: Beginning at a point in the centerline of Mueller Road (40 feet wide) said point being distant North 57 degrees 56' East, 404.6 feet and South 48 degrees East, 2469.70 feet from the Northeastern corner of U.S. Survey 1667, being also the intersection of the Northwesterly line of Parcel 2 conveyed to Leonard's Metal Inc., by instrument recorded in Book 1120 page 465 of the St. Charles County records, and the centerline of Mueller Road, 40 feet wide; thence along said centerline, North 48 degrees West, 285.68 feet; thence departing said centerline, North 42 degrees East 20.00 feet to the Easterly line of a 50 foot easement and point of curvature; thence along said Easterly line the following courses and distances; thence along a curve to the right, through an arc distance of 31.42 feet, said curve having a radius of 20 feet and a central angle of 90 degrees to a point of tangency; thence North 42 degrees East, 107.72 feet to a point of curvature; thence along a curve to the left, through an arc distance of 200.54 feet, said curve having a radius of 225 feet and a central angle of 51 degrees 04'01" to a point of reverse curvature; thence along a curve to the right, through an arc distance of 156.01 feet, said curve having a radius of 175 feet and a central angle of 51 degrees 04'46"; thence North 42 degrees 00'45" East 0.14 feet to the Southwesterly line of Elm Point Easement Plat, as recorded in Plat Book 26 page 142, St. Charles County Records; thence along said Southwesterly line, South 47 degrees 59'15" East, 536.20 feet to the Northwesterly line of the aforementioned Leonard's Metal Inc.; thence along said Northwesterly line, South 52 degrees 07' West 466.17 feet to the point of beginning.

Parcel No. 2:

A tract of land being part of U.S. Surveys 189, 190 and 191 of the St. Charles Common Fields, St. Charles, Missouri, in Township 47 North, Range 5 East, more particularly described as follows: Beginning at a point in the centerline of Mueller Road (40 feet wide) said point being distant, North 57 degrees 56' East
404.6 feet and South 48 degrees 00' East 2855.45 feet from the Northeastern corner of U.S. Survey 1667; thence from said point of beginning and along the centerline of Mueller Road, being also the common line between U.S. Surveys 188 and 189, North 48 degrees 00' West 370.00 feet to a point; thence leaving the centerline of said road, North 52 degrees 07' East 515.00 feet to an iron pipe; thence South 48 degrees 00' East 370.00 feet to a point on the Northwestern line of Fox Run Mobile Home Estates, a subdivision recorded in Plat Book 12 page 12 of the St. Charles County Records; thence along the Northwestern line of said Fox Run Mobile Home Estates, South 52 degrees 07' West 515 feet to the point of beginning, according to a plat and survey thereof executed by Maran-Cooke, Inc., during June, 1973.

Parcel No. 3:

Part of U.S. Surveys 189, 190 and 191 of the St. Charles Common Fields, St. Charles, Missouri, in Township 47 North, Range 5 East, more particularly described as follows: Beginning at a point in the centerline of Mueller Road (40 feet wide), said point being distant, North 57 degrees 56' East 404.6 feet and South 48 degrees 00' East 2485.45 feet from the Northeastern corner of U.S. Survey 1667; thence leaving said centerline of Mueller Road North 52 degrees 07' East 515 feet; thence North 48 degrees West 15.75 feet; thence South 52 degrees 07' West 515 feet to the centerline of Mueller Road; thence South 48 degrees East 15.75 feet to the point of beginning.

Excepting that part thereof conveyed to the State of Missouri by deed recorded in Book 1416 page 890, that part acquired by the State of Missouri as set forth in Commissioner's Report recorded in Book 1428 page 512 and that part conveyed to the City of St. Charles by deed recorded in Book 2124 page 1318.

2.   Property located at 2629-2635 Esthner Ct., Wichita, Kansas

Parcel 1: Lot 7, Meridian Industrial Park Addition to Wichita, Sedgwick County Kansas

Parcel 2: That part of Lot 8, Meridian Industrial Park Addition to Wichita, Sedgwick County, Kansas, described as beginning at the Southeast corner of said Lot 8; thence Westerly along the South line of said Lot 8 358.07 feet; thence Northeasterly to a point on the Northeasterly or front line of Lot 8, said point begin the mid-point of the front line of said Lot 8; thence Southeasterly along the front line of said Lot 8, 58.905 feet to the Northeast corner of said Lot 8; thence South along the East line of said Lot 8, 200.58 feet to the point of beginning.

3.   Property located at 2104 N. 170th St. E. Ave., Tulsa, Oklahoma.

THE SOUTH 65 FEET OF LOT 2 AND ALL OF LOT 3 IN BLOCK 1 OF THE AMENDED PAT OF EASTPARK FIRST ADDITION, A SUBDIVISION OF PART OF SECTION 26, TOWNSHIP 20 NORTH, RANGE 14 EAST OF THE I.B.&M., ROGERS COUNTY, OKLAHOMA, ACCORDING TO THE RECORDED PLAT THEREOF.

                                      Exhibit F to Credit and Security Agreement

                               NOTICE OF BORROWING

                               ___________, ______

TO:      Wells Fargo Business Credit, Inc.
         _________________________________
         _________________________________
         _________________________________
         Telecopier:  ____________________
         Attention: ______________________


          We refer to that certain Credit and Security Agreement dated as of ________, _______ (as amended or modified to date, the "Credit Agreement") by and between ___________________________ and Wells Fargo Business Credit, Inc. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

          Pursuant to Section 2.2(b) of the Credit Agreement, we hereby request or confirm our request for an Advance on the date, of the type(s) and in the amount(s) specified below.

                                                               Interest Period
                                                               (LIBOR Rate
 Amount of Advance    Type of Advance    Date of Borrowing     Advances Only)
 -----------------    ---------------    -----------------     ---------------

$





                                               _________________________________


                                               By ______________________________
                                                 Its____________________________

                                      Exhibit G to Credit and Security Agreement

                   NOTICE OF CONVERSION TO LIBOR RATE ADVANCES


                               ___________, ______

TO:      Wells Fargo Business Credit, Inc.
         _________________________________
         _________________________________
         _________________________________
         Telecopier:  ____________________
         Attention: ______________________


          We refer to that certain Credit and Security Agreement dated as of ________, _______ (as amended or modified to date, the "Credit Agreement") by and between ___________________________ and Wells Fargo Business Credit, Inc. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

          Pursuant to Section 2.3(a) of the Credit Agreement, we hereby request or confirm our request that Floating Rate Advances in the aggregate amounts specified below be converted to LIBOR Rate Advances on the date(s) and for the Interest Period(s) specified below.

 Amount of Floating Rate
 Advances To Be Converted       Date of Conversion             Interest Period
 ------------------------       ------------------             ---------------
$



                                              __________________________________


                                              By _______________________________
                                                 Its____________________________

                                      Exhibit H to Credit and Security Agreement

                      NOTICE TO CONTINUE LIBOR RATE ADVANCE

                               ___________, ______

TO:      Wells Fargo Business Credit, Inc.
         _________________________________
         _________________________________
         _________________________________
         Telecopier:  ____________________
         Attention: ______________________


          We refer to that certain Credit and Security Agreement dated as of ________, _______ (as amended or modified to date, the "Credit Agreement") by and between ___________________________ and Wells Fargo Business Credit, Inc. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

          Pursuant to Section 2.3(b) of the Credit Agreement, we hereby request or confirm our request that LIBOR Rate Advances in the aggregate amount(s) specified below be renewed on the date(s) and for the Interest Period(s) specified below.

 Amount of LIBOR Rate              Date of
 Advances to be Renewed      Expiring Interest Period       New Interest Period
 ----------------------      ------------------------       -------------------
$



                                               _________________________________



                                               By ______________________________
                                                 Its____________________________